Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD PRIME REPORTS FOURTH QUARTER AND

YEAR END 2014 RESULTS

Reports Fourth Quarter RevPAR Increase of 11.0% for All Hotels

Hotel EBITDA Margin Increase of 195 basis points for All Hotels

Company has repurchased 1.8 million shares & units

DALLAS, February 26, 2015 — Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today reported the following results and performance measures for the fourth quarter ended December 31, 2014.  On November 19, 2013, the Company completed its spin-off from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”), but the Company has presented its prior year financial statements in accordance with GAAP, which requires that historical carve-out financial statements be presented.  Accordingly, the Company’s results for the prior year period may not be representative of results in future periods.  In particular, the general & administrative expenses that are shown in the prior year historical carve-out financial statements do not reflect the expected general & administrative costs of the Company, but rather reflect an allocation of the actual general & administrative costs of Ashford Trust.  The Company has general & administrative costs that it incurs as well as reimbursable costs that Ashford Inc. incurs on its behalf.  The Company also pays a base management fee to Ashford Inc. equal to 0.70% times its total market capitalization.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma.  Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2014, with the fourth quarter ended December 31, 2013 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL AND OPERATING HIGHLIGHTS

•                  RevPAR for all Ashford Prime hotels increased 11.0% to $161.30 during the fourth quarter, driven by a 3.8% increase in ADR and a 7.0% increase in occupancy

•                  Hotel EBITDA increased $3.5 million or 16.7% for all Ashford Prime hotels

•                  Hotel EBITDA flow-through was 52% for all hotels

•                  Net loss attributable to common stockholders for the Company was $2.1 million, or $0.08 per diluted share, compared with net loss attributable to common stockholders of $11.4 million, or $0.71 per diluted share, in the prior-year quarter

•                  Adjusted funds from operations (AFFO) for the Company was $0.21 per diluted share for the quarter compared to $0.09 from the prior-year quarter

•                  At the end of the fourth quarter 2014, the Company had total net working capital of $185.7 million

•                  On November 10, 2014, the Company announced it had successfully refinanced its Aareal Capital mortgage loan with an existing outstanding balance of $196 million with a new $198 million non-recourse mortgage loan from the same lender

•                  The Company has repurchased 1.8 million shares of common stock and common units under its share repurchase program in the period from November 4, 2014 up to and including February 20, 2015

-MORE-

•                  The Company does not expect to exercise its option to purchase the Marriott Gateway Hotel in Arlington, VA from Ashford Trust.

CAPITAL EXPENDITURES

•                  Capex invested in the quarter for the Ashford Prime Portfolio was $3.3 million

•                  For the full-year 2014, capex invested in the Ashford Prime Portfolio was $21.0 million

CAPITAL STRUCTURE

At December 31, 2014, the Company had total assets of $1.2 billion in continuing operations.  As of December 31, 2014, the Company had $765 million of mortgage debt in continuing operations of which $49.4 million related to our joint venture partner’s share of debt on the Capital Hilton and Hilton La Jolla Torrey Pines.  Ashford Prime’s total combined debt had a blended average interest rate of 4.99%.

On November 10, 2014, the Company announced it had successfully refinanced its Aareal Capital mortgage loan with an existing outstanding balance of $196 million and a final maturity date in February 2018.  The loan has been refinanced with a new $198 million non-recourse mortgage loan from the same lender with a five-year initial term and two one-year extension options, subject to the satisfaction of certain conditions.  The new loan provides for a floating interest rate of LIBOR + 2.65%.  The mortgage loan remains secured by the same two hotels: the Capital Hilton in Washington, DC and Hilton La Jolla Torrey Pines in La Jolla, CA.  Ashford Prime has a 75% ownership interest in the properties, with Hilton holding the remaining 25%.

PORTFOLIO REVPAR

As of December 31, 2014, the Ashford Prime Portfolio consisted of direct hotel investments with ten properties classified in continuing operations.  During the fourth quarter of 2014, eight of the Ashford Prime Portfolio hotels included in continuing operations were not under renovation.

•                  Pro forma RevPAR increased 11.0% to $161.30 for all hotels in the Ashford Prime Portfolio on a 3.8% increase in ADR and a 7.0% increase in occupancy

•                  Pro forma RevPAR increased 11.0% to $168.47 for all hotels in the Ashford Prime Portfolio not under renovation on a 3.0% increase in ADR and a 7.8% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Ashford Prime Portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA margin.  The details of the quarterly calculations for the previous four quarters for the 10 Ashford Prime Portfolio hotels included in continuing operations are provided in the table attached to this release.

COMMON STOCK DIVIDEND

On December 15, 2014, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.05 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2014, payable on January 15, 2015, to shareholders of record as of December 31, 2014.

The Board also approved the Company’s dividend policy for 2015.  The Company expects to pay a quarterly cash dividend of $0.05 per share for 2015, or $0.20 per share on an annualized basis.  The Company believes a conservative approach is appropriate given the Company’s recent stock buyback announcement, and the Board will continue to review its dividend policy on a quarter-to-quarter basis.  The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof.

SHARE REPURCHASE PROGRAM

Ashford Prime today provided an update regarding its share repurchase program announced on October 27, 2014.  The Company reported it has repurchased 1.8 million of shares of common stock and common units in the period from November 4, 2014 up to and including February 20, 2015, for total consideration of $30.4 million.  As of February 20, 2015, the Company’s fully diluted share count was approximately 32.8 million shares.

“Ashford Prime has executed on its investment strategy both in the fourth quarter and throughout 2014 by growing the Ashford Prime portfolio while delivering solid RevPAR performance.  Our results highlight the high quality of our assets, all of which are among the finest properties in their respective markets,” commented Monty J. Bennett, Ashford Prime’s Chairman and Chief Executive Officer.  “We continue to be pleased with our operating performance which demonstrates the strength of our portfolio and our investment strategy.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Prime, Inc. will conduct a conference call on Friday, February 27, 2015, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (785) 830-7991.  A replay of the conference call will be available through Friday, March 6, 2015, by dialing (719) 457-0820 and entering the confirmation number, 6219218.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2014 earnings release conference call.  The live broadcast of Ashford Hospitality Prime’s quarterly conference call will be available online at the Company’s web site, www.ahpreit.com on Friday, February 27, 2015, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Prime is a conservatively capitalized real estate investment trust (REIT) focused on investing in high RevPAR full-service and urban select-service hotels and resorts located predominantly in domestic and international gateway markets.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$171,439	$143,776
Investments in hotel properties, net	990,303	765,326
Restricted cash	29,646	5,951
Accounts receivable, net of allowance of $47 and $34, respectively	12,382	7,029
Inventories	696	318
Note receivable	8,098	8,098
Deferred costs, net	4,707	4,064
Prepaid expenses	2,422	2,233
Derivative assets	35	—
Other assets	1,193	4,501
Intangible asset, net	2,542	2,631
Due from related party, net	541	12
Due from third-party hotel managers	5,504	18,480
Total assets	$1,229,508	$962,419

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$765,230	$621,882
Capital lease payable	—	—
Accounts payable and accrued expenses	29,273	17,279
Dividends payable	1,425	1,245
Unfavorable management contract liabilities	316	474
Intangible liability, net	3,739	3,795
Due to Ashford Trust, net	896	13,042
Due to Ashford Inc., net	2,546	—
Due to third-party hotel managers	954	649
Other liabilities	1,131	926
Total liabilities	805,510	659,292

Redeemable noncontrolling interests in operating partnership	149,555	159,726

Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 25,393,433 and 16,129,112 shares issued and 24,464,163 and 16,129,112 shares outstanding at December 31, 2014 and 2013, respectively	254	161
Additional paid-in capital	391,184	246,928
Accumulated deficit	(96,404)	(101,062)
Treasury stock, at cost, 929,270 shares at December 31, 2014	(16,130)	—
Total stockholders’ equity of the Company	278,904	146,027
Noncontrolling interest in consolidated entity	(4,461)	(2,626)
Total equity	274,443	143,401
Total liabilities and equity	$1,229,508	$962,419

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
REVENUE
Rooms	$55,011	$38,818	$226,495	$171,670
Food and beverage	18,366	13,036	67,854	50,835
Other	3,350	3,232	12,844	10,969
Total hotel revenue	76,727	55,086	307,193	233,474
Other	24	22	115	22
Total revenue	76,751	55,108	307,308	233,496

EXPENSES
Hotel operating expenses
Rooms	13,072	9,698	51,636	39,881
Food and beverage	11,920	8,371	44,297	33,694
Other expenses	20,515	15,180	80,593	61,779
Management fees	3,117	2,348	12,525	9,999
Total hotel operating expenses	48,624	35,597	189,051	145,353
Property taxes, insurance and other	4,070	3,048	16,197	11,753
Depreciation and amortization	10,550	7,998	40,686	30,862
Gain on insurance settlement	(23)	—	(23)	—
Advisory services fee:
Base advisory fee	2,281	878	8,739	878
Advisory services fee — other services	433	169	1,690	169
Non-cash stock/unit-based compensation	564	—	2,105	—
Transaction costs	—	13,577	1,871	13,577
Corporate, general and administrative:
Non-cash stock/unit-based compensation	—	900	246	5,204
Other general and administrative	789	1,372	2,996	6,290
Total operating expenses	67,288	63,539	263,558	214,086
OPERATING INCOME	9,463	(8,431)	43,750	19,410
Interest income	7	4	27	23
Interest expense	(9,372)	(8,239)	(37,203)	(32,266)
Amortization of loan costs	(500)	(201)	(1,828)	(745)
Write-off of loan costs and exit fees	—	—	—	(1,971)
Unrealized loss on derivatives	(48)	(5)	(111)	(36)
INCOME (LOSS) BEFORE INCOME TAXES	(450)	(16,872)	4,635	(15,585)
Income tax expense	(475)	(88)	(1,097)	(2,343)
NET INCOME (LOSS)	(925)	(16,960)	3,538	(17,928)
Income from consolidated entities attributable to noncontrolling interests	(1,844)	(1,509)	(1,103)	(934)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	717	7,080	(496)	7,080
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(2,052)	$(11,389)	$1,939	$(11,782)

INCOME (LOSS) PER SHARE — BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(0.08)	$(0.71)	$0.08	$(0.73)
Weighted average common shares outstanding — basic	24,954	16,045	24,473	16,045

Diluted:
Net income (loss) attributable to common stockholders	$(0.08)	$(0.71)	$0.07	$(0.73)
Weighted average common shares outstanding — diluted	24,954	16,045	33,325	16,045

Dividends declared per common share:	$0.05	$0.05	$0.20	$0.05

 ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

 RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

 (in thousands)

 (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income (loss)	$(925)	$(16,960)	$3,538	$(17,928)
Income from consolidated entities attributable to noncontrolling interests	(1,844)	(1,509)	(1,103)	(934)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	717	7,080	(496)	7,080
Net income (loss) attributable to the Company	(2,052)	(11,389)	1,939	(11,782)

Interest income	(7)	(4)	(26)	(22)
Interest expense and amortization of loan costs	9,452	7,964	37,188	31,182
Depreciation and amortization	9,778	7,193	37,493	27,691
Income tax expense	475	88	1,097	2,343
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(717)	(7,080)	496	(7,080)

EBITDA	16,929	(3,228)	78,187	42,332

Amortization of unfavorable management contract liabilities	(39)	(40)	(158)	(159)
Write-off of loan costs and exit fees	—	—	—	1,971
Transaction costs	—	13,577	1,871	13,750
Gain on insurance settlement	(23)	—	(23)	—
Unrealized loss on derivatives	48	5	111	36
Modification of rent terms	—	—	—	539
Compensation adjustment related to modified employment terms	—	—	573	—
Non-cash, non-employee stock/unit-based compensation	560	342	1,778	342

Adjusted EBITDA	$17,475	$10,656	$82,339	$58,811

 RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO

 (in thousands, except per share amounts)

 (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income (loss)	$(925)	$(16,960)	$3,538	$(17,928)
Income from consolidated entities attributable to noncontrolling interests	(1,844)	(1,509)	(1,103)	(934)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	717	7,080	(496)	7,080

Net income (loss) attributable to common stockholders	(2,052)	(11,389)	1,939	(11,782)

Depreciation and amortization on real estate	9,778	7,193	37,493	27,691
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(717)	(7,080)	496	(7,080)

FFO available to common stockholders	7,009	(11,276)	39,928	8,829
Gain on insurance settlement	(23)	—	(23)	—
Unrealized loss on derivatives	48	5	111	36
Transaction costs	—	13,577	1,871	13,750
Modification of rent terms	—	—	—	539
Compensation adjustment related to modified employment terms	—	—	573	—
Write-off of loan costs and exit fees	—	—	—	1,971

Adjusted FFO available to common stockholders	$7,034	$2,306	$42,460	$25,125

Adjusted FFO per diluted share available to common stockholders	$0.21	$0.09	$1.27	$1.01

Weighted average diluted shares	34,068	24,905	33,421	24,905

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

SUMMARY OF INDEBTEDNESS

December 31, 2014

(dollars in thousands)

(unaudited)

							Proforma	Proforma
			Fixed-Rate	Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt	Debt		Debt	EBITDA	Debt Yield

JPM Pier House - 1 hotel	September 2015	LIBOR + 4.90%	$—	$69,000	(2)	$69,000	$8,639	12.5%
GACC Sofitel - 1 hotel	March 2016	LIBOR + 2.30%	—	80,000	(3)	80,000	10,906	13.6%
Senior credit facility - Various	November 2016	LIBOR + 2.25% to 3.75%	—	—	(1)	—	N/A	N/A
Wachovia Philly CY - 1 hotel	April 2017	5.91%	33,860	—		33,860	11,311	33.4%
Wachovia 3 - 2 hotels	April 2017	5.95%	124,111	—		124,111	19,487	15.7%
Wachovia 7 - 3 hotels	April 2017	5.95%	252,556	—		252,556	28,541	11.3%
TIF Philly CY - 1 hotel	June 2018	12.85%	8,098	—		8,098	N/A	N/A
Aareal - 2 hotels	November 2019	LIBOR + 2.65%	—	197,605	(4)	197,605	26,126	13.2%

Total			$418,625	$346,605		$765,230	$105,010	13.7%

Percentage			54.7%	45.3%		100.0%

Weighted average interest rate			6.08%	3.67%		4.99%

All indebtedness is non-recourse with the exception of the senior credit facility.

(1) This credit facility has two one-year extension options subject to advance notice, certain conditions and a 0.25% extension fee beginning November 2016.

(2) This mortgage loan has three one-year extension options beginning September 2015, subject to satisfaction of certain conditions.

(3) This mortgage loan has three one-year extension options beginning March 2016, subject to satisfaction of certain conditions.

(4) On November 7, 2014, we refinanced our $197.8 million mortgage loan, with and outstanding balance of $195.7 million, due February 2018 with a $198.0 million loan due November 2019 with two one-year extension options.  The new loan provides for a floating interest rate of LIBOR + 2.65%.

 ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

 INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

 December 31, 2014

 (in thousands)

 (unaudited)

	2015	2016	2017	2018	2019	Thereafter	Total

Senior credit facility - Various	$—	$—	$—	$—	$—	$—	$—
Wachovia Philly CY - 1 hotel	—	—	32,532	—	—	—	32,532
Wachovia 3 - 2 hotels	—	—	119,245	—	—	—	119,245
Wachovia 7 - 3 hotels	—	—	242,202	—	—	—	242,202
TIF Philly CY - 1 hotel	—	—	—	8,098	—	—	8,098
JPM Pier House - 1 hotel	—	—	—	69,000	—	—	69,000
GACC Sofitel - 1 hotel	—	—	—	—	80,000	—	80,000
Aareal - 2 hotels	—	—	—	—	—	177,486	177,486

Principal due in future periods	$—	$—	$393,979	$77,098	$80,000	$177,486	$728,563

Scheduled amortization payments remaining	8,208	8,646	7,526	2,939	3,120	6,228	36,667

Total indebtedness	$8,208	$8,646	$401,505	$80,037	$83,120	$183,714	$765,230

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS - PRO FORMA

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance

ALL HOTELS INCLUDED IN ASHFORD PRIME PORTFOLIO:
Rooms revenue (in thousands)	$55,011	$49,485	11.17%	$231,746	$214,950	7.81%
RevPAR	$161.30	$145.26	11.04%	$171.35	$158.26	8.27%
Occupancy	79.01%	73.88%	6.94%	81.32%	79.04%	2.88%
ADR	$204.15	$196.62	3.83%	$210.72	$200.23	5.24%

NOTES:

(1) The above pro forma table assumes the ten hotel properties owned and included in the Company’s operations at December 31, 2014 were owned as of the beginning of each of the periods presented.

(2) On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma table reflects an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance

ALL HOTELS INCLUDED IN ASHFORD PRIME PORTFOLIO NOT UNDER RENOVATION:
Rooms revenue (in thousands)	$49,039	$44,143	11.09%	$204,642	$190,847	7.23%
RevPAR	$168.47	$151.84	10.95%	$177.29	$164.75	7.61%
Occupancy	79.56%	73.86%	7.72%	81.48%	79.42%	2.60%
ADR	$211.76	$205.58	3.00%	$217.59	$207.46	4.89%

NOTES:

(1) The above pro forma table assumes the eight hotel properties included in the Company’s operations at December 31, 2014, but not under renovation for the three months ended December 31, 2014 were owned as of the beginning of each of the periods presented.

(2) Excluded Hotels Under Renovation:

Courtyard Seattle, Renaissance Tampa

(3) On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above proforma tables reflects an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE TEN HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

10 Prime
Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

4th Quarter 2014	31.97%
4th Quarter 2013	30.02%
Variance	1.95%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.64%
Food & Beverage and Other Departmental	0.54%
Administrative & General	-0.35%
Sales & Marketing	-0.07%
Hospitality	0.00%
Repair & Maintenance	0.42%
Energy	0.27%
Franchise Fee	0.00%
Management Fee	-0.07%
Incentive Management Fee	0.15%
Insurance	0.34%
Property Taxes	0.12%
Other Taxes	-0.02%
Leases/Other	-0.02%
Total	1.95%

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

Selected Pro Forma Financial and Operating Information by Property

(in thousands, except operating information)

(unaudited)

The following tables present selected financial and operating information by property for the ten properties included in Ashford Hospitality Prime, Inc.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance

CAPITAL HILTON WASHINGTON DC
Selected Financial Information:
Rooms Revenue	$8,795	$7,962	10.46%	$37,060	$35,945	3.10%
Total Revenue	$12,272	$12,071	1.67%	$50,920	$50,790	0.26%
EBITDA	$3,549	$3,459	2.60%	$15,183	$15,603	-2.69%
EBITDA Margin	28.92%	28.66%	0.26%	29.82%	30.72%	-0.90%
Selected Operating Information:
RevPAR	$174.77	$159.09	9.86%	$186.11	$181.03	2.81%
Occupancy	81.58%	73.23%	11.39%	84.76%	83.66%	1.32%
ADR	$214.25	$217.23	-1.37%	$219.56	$216.40	1.46%
LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Rooms Revenue	$4,734	$4,371	8.30%	$21,673	$18,949	14.38%
Total Revenue	$8,546	$7,868	8.62%	$36,393	$31,767	14.56%
EBITDA	$2,161	$2,091	3.35%	$10,943	$8,992	21.70%
EBITDA Margin	25.29%	26.58%	-1.29%	30.07%	28.31%	1.76%
Selected Operating Information:
RevPAR	$130.60	$120.59	8.30%	$150.71	$131.76	14.38%
Occupancy	84.67%	78.14%	8.36%	84.50%	78.23%	8.02%
ADR	$154.24	$154.33	-0.06%	$178.35	$168.43	5.89%
CHICAGO SOFITEL WATER TOWER
Selected Financial Information:
Rooms Revenue	$7,144	$6,675	7.03%	$27,368	$27,589	-0.80%
Total Revenue	$10,303	$9,787	5.27%	$39,765	$40,565	-1.97%
EBITDA	$2,899	$2,507	15.64%	$10,906	$10,847	0.54%
EBITDA Margin	28.14%	25.62%	2.52%	27.43%	26.74%	0.69%
Selected Operating Information:
RevPAR	$187.11	$174.83	7.02%	$180.68	$182.13	-0.80%
Occupancy	78.81%	79.01%	-0.26%	80.45%	82.02%	-1.91%
ADR	$237.43	$221.27	7.30%	$224.57	$222.06	1.13%
KEY WEST PIER HOUSE RESORT
Selected Financial Information:
Rooms Revenue	$4,203	$3,992	5.29%	$17,293	$15,692	10.20%
Total Revenue	$5,365	$5,107	5.05%	$21,929	$20,211	8.50%
EBITDA	$2,234	$1,946	14.80%	$8,639	$7,567	14.17%
EBITDA Margin	41.64%	38.10%	3.54%	39.40%	37.44%	1.96%
Selected Operating Information:
RevPAR	$321.70	$305.60	5.27%	$333.66	$302.76	10.21%
Occupancy	86.28%	90.76%	-4.93%	86.55%	84.60%	2.30%
ADR	$372.84	$336.71	10.73%	$385.52	$357.86	7.73%
PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$6,355	$4,957	28.20%	$23,997	$23,151	3.65%
Total Revenue	$7,867	$6,235	26.17%	$29,379	$28,176	4.27%
EBITDA	$2,966	$1,948	52.26%	$11,311	$10,370	9.07%
EBITDA Margin	37.70%	31.24%	6.46%	38.50%	36.80%	1.70%
Selected Operating Information:
RevPAR	$138.42	$108.19	27.94%	$131.81	$126.33	4.34%
Occupancy	79.89%	64.64%	23.59%	79.40%	76.55%	3.72%
ADR	$173.27	$167.37	3.53%	$166.01	$165.02	0.60%
PLANO MARRIOTT LEGACY TOWN CENTER
Selected Financial Information:
Rooms Revenue	$4,404	$4,241	3.84%	$18,222	$17,171	6.12%
Total Revenue	$7,500	$6,342	18.26%	$28,879	$25,914	11.44%
EBITDA	$2,556	$2,139	19.50%	$9,876	$8,711	13.37%
EBITDA Margin	34.08%	33.73%	0.35%	34.20%	33.62%	0.58%
Selected Operating Information:
RevPAR	$118.49	$114.10	3.85%	$123.57	$115.49	7.00%
Occupancy	66.22%	64.11%	3.29%	69.12%	66.40%	4.10%
ADR	$178.93	$177.98	0.54%	$178.78	$173.95	2.78%

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance

SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$8,355	$7,271	14.91%	$33,984	$29,895	13.68%
Total Revenue	$9,698	$8,478	14.39%	$39,148	$34,667	12.93%
EBITDA	$3,131	$2,320	34.96%	$13,066	$11,937	9.46%
EBITDA Margin	32.29%	27.36%	4.92%	33.38%	34.43%	-1.06%
Selected Operating Information:
RevPAR	$224.22	$195.15	14.90%	$229.90	$200.58	14.62%
Occupancy	89.55%	83.31%	7.49%	89.89%	88.39%	1.69%
ADR	$250.39	$234.26	6.89%	$255.75	$226.92	12.71%
SEATTLE COURTYARD DOWNTOWN
Selected Financial Information:
Rooms Revenue	$2,690	$2,336	15.15%	$13,194	$11,239	17.39%
Total Revenue	$3,181	$2,786	14.18%	$15,339	$13,129	16.83%
EBITDA	$1,259	$1,165	8.07%	$6,209	$5,413	14.71%
EBITDA Margin	39.58%	41.82%	-2.24%	40.48%	41.23%	-0.75%
Selected Operating Information:
RevPAR	$116.96	$101.55	15.17%	$144.59	$122.16	18.36%
Occupancy	74.26%	72.94%	1.81%	80.35%	75.96%	5.79%
ADR	$157.51	$139.23	13.13%	$179.94	$160.83	11.88%
SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Rooms Revenue	$5,050	$4,673	8.07%	$25,044	$22,456	11.52%
Total Revenue	$6,969	$6,420	8.55%	$32,103	$29,635	8.33%
EBITDA	$2,521	$2,135	18.08%	$13,016	$11,815	10.17%
EBITDA Margin	36.17%	33.26%	2.92%	40.54%	39.87%	0.68%
Selected Operating Information:
RevPAR	$153.33	$141.90	8.05%	$191.66	$170.45	12.44%
Occupancy	72.33%	70.56%	2.52%	79.67%	77.80%	2.40%
ADR	$211.98	$201.11	5.41%	$240.56	$219.09	9.80%
TAMPA RENAISSANCE
Selected Financial Information:
Rooms Revenue	$3,282	$3,007	9.15%	$13,910	$12,865	8.12%
Total Revenue	$5,026	$4,886	2.87%	$20,726	$19,397	6.85%
EBITDA	$1,251	$1,301	-3.84%	$5,649	$5,065	11.53%
EBITDA Margin	24.89%	26.63%	-1.74%	27.26%	26.11%	1.14%
Selected Operating Information:
RevPAR	$121.74	$111.55	9.13%	$130.07	$119.31	9.02%
Occupancy	77.17%	74.88%	3.07%	80.38%	77.63%	3.54%
ADR	$157.75	$148.97	5.89%	$161.82	$153.70	5.29%
PRIME PROPERTIES TOTAL (10)
Selected Financial Information:
Rooms Revenue	$55,011	$49,485	11.17%	$231,746	$214,950	7.81%
Total Revenue	$76,729	$69,980	9.64%	$314,583	$294,250	6.91%
EBITDA	$24,527	$21,010	16.74%	$104,798	$96,321	8.80%
EBITDA Margin	31.97%	30.02%	1.94%	33.31%	32.73%	0.58%
Selected Operating Information:
RevPAR	$161.30	$145.26	11.04%	$171.35	$158.26	8.27%
Occupancy	79.01%	73.88%	6.94%	81.32%	79.04%	2.88%
ADR	$204.15	$196.62	3.83%	$210.72	$200.23	5.24%

NOTES:

(1)         The above pro forma table assumes the ten hotel properties owned and included in the Company’s operations at December 31, 2014, were owned as of the beginning of each of the periods presented.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

ALL HOTELS INCLUDED IN ASHFORD PRIME PORTFOLIO:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$55,011	$49,485	11.2%	$231,746	$214,950	7.8%
Food and beverage	18,366	16,405	12.0%	69,443	65,050	6.8%
Other	3,352	4,090	-18.0%	13,394	14,250	-6.0%
Total hotel revenue	76,729	69,980	9.6%	314,583	294,250	6.9%

EXPENSES
Rooms	13,072	12,370	5.7%	52,904	50,101	5.6%
Food and beverage	11,920	11,029	8.1%	45,700	44,421	2.9%
Other direct	1,459	1,555	-6.2%	5,793	6,336	-8.6%
Indirect	17,791	16,400	8.5%	70,334	66,765	5.3%
Management fees, includes base and incentive fees	3,895	3,607	8.0%	18,261	14,853	22.9%
Total hotel operating expenses	48,137	44,961	7.1%	192,992	182,476	5.8%
Property taxes, insurance and other	4,065	4,009	1.4%	16,793	15,453	8.7%
HOTEL OPERATING PROFIT (Hotel EBITDA)	24,527	21,010	16.7%	104,798	96,321	8.8%
Hotel EBITDA Margin	31.97%	30.02%	1.95%	33.31%	32.73%	0.58%

Minority interest in earnings of consolidated joint ventures	1,427	1,387	2.9%	6,531	6,149	6.2%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$23,100	$19,623	17.7%	$98,267	$90,172	9.0%

NOTES:

(1)   The above pro forma table assumes the ten hotel properties owned and included in the Company’s operations at December 31, 2014 were owned as of the beginning of each of the periods presented.

(2)   On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

ALL HOTELS INCLUDED IN ASHFORD PRIME PORTFOLIO NOT UNDER RENOVATION:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$49,039	$44,143	11.1%	$204,642	$190,847	7.2%
Food and beverage	16,462	14,441	14.0%	61,815	57,871	6.8%
Other	3,020	3,725	-18.9%	12,060	13,007	-7.3%
Total hotel revenue	68,521	62,309	10.0%	278,517	261,725	6.4%

EXPENSES
Rooms	11,805	11,126	6.1%	47,424	45,019	5.3%
Food and beverage	10,691	9,825	8.8%	40,881	39,858	2.6%
Other direct	1,341	1,460	-8.2%	5,354	5,919	-9.5%
Indirect	15,655	14,400	8.7%	61,787	58,664	5.3%
Management fees, includes base and incentive fees	3,379	3,236	4.4%	14,937	12,521	19.3%
Total hotel operating expenses	42,871	40,047	7.1%	170,383	161,981	5.2%
Property taxes, insurance and other	3,634	3,718	-2.3%	15,194	13,902	9.3%
HOTEL OPERATING PROFIT (Hotel EBITDA)	22,016	18,544	18.7%	92,940	85,842	8.3%
Hotel EBITDA Margin	32.13%	29.76%	2.37%	33.37%	32.80%	0.57%

Minority interest in earnings of consolidated joint ventures	1,427	1,387	2.9%	6,531	6,149	6.2%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$20,589	$17,157	20.0%	$86,409	$79,693	8.4%

NOTES:

(1)   The above pro forma table assumes the eight hotel properties owned and included in the Company’s operations at December 31, 2014 but not under renovation for three months ended December 31, 2014, were owned as of the beginning of each of the periods presented.

(2)   Excluded Hotels Under Renovation:
Courtyard Seattle, Renaissance Tampa

(3)   On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above pro forma table reflects an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE TEN HOTELS INCLUDED IN

THE COMPANY’S OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING

OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2014	2014	2014	2014
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	TTM

Ashford Prime Portfolio
Total Hotel Revenue	$76,729	$84,756	$83,925	$69,173	$314,583
Hotel EBITDA	$24,527	$29,368	$30,686	$20,217	$104,798
Hotel EBITDA Margin	31.97%	34.65%	36.56%	29.23%	33.31%

EBITDA % of Total TTM	23.4%	28.0%	29.3%	19.3%	100.0%

JV Interests in EBITDA	$1,427	$1,643	$2,067	$1,394	$6,531

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

December 31, 2014

(in thousands except share price)

(unaudited)

December 31,
2014
End of quarter diluted common shares outstanding	24,464
Partnership units outstanding (common stock equivalents)	8,955
Combined common stock and partnership units outstanding	33,419
Common stock price at quarter end	$17.16
Market capitalization at quarter end	$573,468
Debt on balance sheet date	$765,230
Joint venture partners’ share of consolidated debt	$(49,401)
Net working capital (see below)	$(185,699)
Total enterprise value (TEV)	$1,103,599

Cash & cash equivalents	$165,991
Restricted cash	28,462
Accounts receivable, net	11,552
Prepaid expenses	2,241
Due from affiliates, net	(399)
Due from third-party hotel managers, net	4,785
Total current assets	$212,633

Accounts payable, net & accrued expenses	$25,509
Dividends payable	1,425
Total current liabilities	$26,934

Net working capital*	$185,699

* Calculation only includes the Company’s portion of the Hilton joint venture.

Ashford Hospitality Prime, Inc. and Subsidiaries

Anticipated Capital Expenditures Calendar (a)

		2014				Proposed 2015
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated
Courtyard Philadelphia Downtown	498	x
Marriott Seattle Waterfront	358	x				x
Courtyard Seattle	250				x	x
Renaissance Tampa	293				x			x	x
Hilton LaJolla Torrey Pines	394							x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2014 - 2015 are included in this table.